                                                                    EXHIBIT 99.1

                  WRITTEN STATEMENT OF CHIEF EXECUTIVE OFFICER
                         PURSUANT TO 18 U.S.C. SS. 1350

         Solely for the purposes of complying with 18 U.S.C. ss. 1350, I, the undersigned Chief Executive Officer of C2, Inc. (the "Company"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




----------------------------
William T. Donovan
August 12, 2002




















                                       17